UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2013 (September 9, 2013)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA 19512
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.2 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2013, Keene S. Turner notified National Penn Bancshares, Inc. (“National Penn” or the “Company”) of his decision to resign from the position of Chief Accounting Officer of National Penn to become Chief Financial Officer of another publicly traded company. Mr. Turner's resignation as Chief Accounting Officer will be effective in fourth quarter 2013, at a date yet to be determined.

Stephen C. Lyons, National Penn's Manager of Accounting Policy, will serve as Acting Chief Accounting Officer upon Mr. Turner's departure. Mr. Lyons joined National Penn in January 2011, and was a Senior Financial Reporting Accountant for Citco Fund Services from October 2009 until January 2011. Previously, he served as a Senior Auditor for Ernst & Young LLP from January 2006 until October 2009. Mr. Lyons is a CPA in the Commonwealth of Pennsylvania.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	September 12, 2013	By:	/s/ Scott V. Fainor
			Name:	Scott V. Fainor
			Title:	President and CEO